                              EMPLOYMENT AGREEMENT


         This Employment Agreement ("Agreement") is entered into as of this 20th of October, 1996 ("the Effective Date") between Lee H. Stein ("Employee") and First Virtual Holdings Incorporated ("Company").

         WHEREAS, Company desires that Employee accept the position of Chairman of the Board of Directors (the "Board") and Chief Executive Officer of Company, and Employee desires to accept said position, pursuant to the terms and conditions set forth below.

         NOW THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IT IS HEREBY AGREED AS FOLLOWS:

         1. Term. This Agreement shall relate to the services of Employee commencing as of January 1, 1996. This Agreement is terminable at-will; as such, this Agreement may be terminated by either party at any time, with or without cause.

         2. Nature of Position.

                  A. Employee shall render full-time professional services to Company in the capacity of Chairman of the Board and as Chief Executive Officer of the Company. Employee shall at all times faithfully, industriously, and to the best of his ability, perform all duties that may be required by virtue of his positions, as set forth in Company's by-laws or corporate policies, to the reasonable satisfaction of the Board.

                  B. Employee's office shall be in San Diego County, California. In his capacity as Chief Executive Officer, Employee shall have complete authority over the day-to-day operations of Company and shall report directly to the Board. In such capacity, all officers and executives of Company shall report either directly to Employee or to employees who are subordinate to Employee, except as specifically agreed upon by Employee and the Board.

                  C. Company understands that Employee is currently engaged in outside investment activities, which activities are described in Appendix A. Employee shall be permitted to continue in said investment activities, provided that they do not adversely affect the performance of his duties to Company. In addition, Employee shall be permitted to make passive investments of any kind without limitation under this Section 2.C.

         3. Compensation; Benefits.

                  A. Salary; Deferral of Fifty Percent of Salary. Effective as of January 1, 1996, and for so long as Employee continues to serve as either Chief Executive Officer of the Company or Chairman of the Board, Employee shall be entitled to a salary of $240,000 annually, subject to increase by the Board, which shall review Employee's salary and performance on an annual basis. Fifty percent of Employee's salary shall be paid currently at the rate of $10,000 per month, with equal payments occurring on the 15th and the last day of each month. The remaining fifty percent of Employee's salary shall be deferred until such time as Company's Preferred Stock is converted into shares of Common Stock pursuant to Article II of Company's Amended and Restated Certificate of Incorporation, with interest accruing on such deferred salary at a rate of seven percent (7%) per annum.

                  B. Stock Options. In further consideration of Employee's services rendered under this Agreement, Company has granted Employee 250,000 nonstatutory stock options pursuant to its 1995 Stock Option Plan to purchase Common Stock of Company. Such options shall vest at the rate of 62,500 options per year, with 62,500 options being vested as of May 25,1996, and an additional 5,208.33 options vesting on the 25th day of each calendar month thereafter. In addition, the Company has granted Employee 475,000 nonstatutory stock options outside of any stock option plan of the Company. Such options are fully vested and exercisable, and subject to the terms of an option agreement between the Employee and the Company.

                  C. Fringe Benefits. Employee shall have the right to participate in any incentive compensation plan, pension or profit-sharing plan, stock purchase or stock option plan, annuity, group insurance plan, or medical plan, and shall be eligible to receive all other fringe benefits maintained by Company for its executive employees. Company shall provide death and disability insurance in the amount of not less than $240,000 for Employee, in addition to any such insurance held by and for the benefit of Company, which shall name the Employee as beneficiary.

                  D. Severance Rights. A "Triggering Event" shall be deemed to arise upon the termination by the Company, for any reason other than for cause, of (i) both Employee's employment as Chief Executive Officer of Company and his service as Chairman of the Board of Directors of the Company or (ii) Employee's service as Chairman of the Board of Directors of the Company. A "Triggering Event" shall also be deemed to arise upon a Change in Control, as defined in
Section 10 hereof.

         In case of a Triggering Event, Employee shall have the following additional rights:

                           1. Severance Payment. Company shall pay Employee
$20,000 per month for a period of twelve months from the Triggering Event. As an alternative to this monthly payment, Company shall have the right to pay Employee a lump-sum payment of $200,000 within thirty (30) days after the Triggering Event.

                           2. Payment of Deferred Salary. Subject to prior
payment pursuant to Paragraph 3.A, within thirty (30) days of the Triggering Event, Company shall pay Employee all salary and interest deferred pursuant to Paragraph 3.A.

                           3. Vesting of Stock Options. Immediately upon the
Triggering Event, all of Employee's unvested options referenced in Section 3B shall fully vest and become exercisable.

         In the event that Employee's employment as Chief Executive Officer is terminated by the Company for any reason, but Employee continues to serve as Chairman of the Board of Directors without any reduction in rights or benefits as provided under this Agreement, no Triggering Event shall be deemed to have arisen, and all of Employee's unvested options referenced in section 3B shall continue to vest during such time as Employee remains Chairman of the Board of Directors.

                  E. Employee's Death or Disability. In the event of Employee's death or disability, any rights to compensation provided under this Paragraph 3 shall inure to the benefit of Employee's beneficiary, or if no such person is designated, to Employee's estate or personal representative.

         4. Confirmation of Current Holdings of Employee. The parties agree that as of the execution date of this Agreement, Employee owns of record 595,000 shares of Common Stock of Company, Employee's wife June Stein also owns 595,000 shares of Common Stock of the Company, and 60,000 shares of Common Stock of the Company have been placed in educational trusts for the benefit of Employee's children. Accordingly, Employee and his immediate family beneficially own 1,250,000 shares of Common Stock of Company.

The parties hereto further agree that as of the execution date of this Agreement, Employee owns options to acquire a total of 725,000 Common Shares of Company. Of such 725,000 options, 547,916.67 were vested as of July 31,1996.

         5. Confidentiality. Employee agrees to execute Company's customary form of Confidential Information and Invention Assignment Agreement, attached hereto as Appendix B, and abide by Company's Voice-Mail Policy and E-Mail Policy, attached hereto as Appendix C, and Company's Conflict of Interest Guidelines, attached hereto as Appendix D.

         6. Non-Solicitation. Employee agrees that for a period of two (2) years immediately following the termination of Employee's employment for any reason, whether with or without cause, Employee shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for Employee or for any other person or entity.

         7. Indemnification. Employee shall be entitled to indemnification, in accordance with the applicable provisions of the Company's Articles of Incorporation, the Company's Bylaws and the Indemnification Agreement previously entered into by Employee and the Company, against all expense, liability, and loss (including attorney's fees and settlement payments) which Employee may incur by reason of any action, suit or proceeding arising from or relating to the performance of Employee's duties as an officer or director of the Company prior the termination of Employee's employment as Chief Executive Officer of the Company and Employee's service as Chairman of the Board of Directors, as applicable. In the event the Company obtains, following the date hereof, an insurance policy pursuant to which the Company is reimbursed for expenses or losses incurred in connection with claims made or actions brought against the Company's directors or officers, the

Company shall use reasonable efforts to maintain such policy for a period of one
(1) year following the termination of Employee's employment.

         8. Warranties. Each party warrants that there is no prior contract or agreement which conflicts, or shall interfere in any manner, with that party's performance of this Agreement. Each party warrants that its execution of this Agreement has been duly authorized and shall not violate any laws which may be applicable to that party. The individuals signing on behalf of the parties warrant that they have the requisite authority to do so. The parties have read and understand the terms of this Agreement, have sought and obtained legal counsel as they deem appropriate, and are freely entering into this Agreement, without reliance upon any statements or representations not contained herein.

         9. Employee's Attorney's Costs. Company shall reimburse Employee for reasonable attorney's costs incurred by Employee in connection with the preparation of this Agreement, up to a maximum of $5,000.

         10. Change in Control. For purposes of this Section 10 a "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company acting in such capacity, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 33% of the total voting power represented by the Company's then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company's assets.

         11. Governing Law. This Agreement shall be governed under the laws of the State of California.

         12. Disputes. In the event of any difference of opinion or dispute between the parties with respect to the construction or interpretation of this Agreement or the alleged breach thereof, which cannot be settled amicably by agreement of the parties, such dispute shall be submitted to and determined by arbitration by a single arbitrator in the County of San Diego, California, in accordance with the rules of the American Arbitration Association, and judgment upon the award shall be final, binding, and conclusive upon the parties and may be entered in the highest court, state or federal, having jurisdiction.

         13. Binding Effect. This Agreement shall bind and inure to the benefit of each party, and each of their successors, shareholders, assigns, heirs, executors, administrators, directors, managers, officers, partners, attorneys, agents, servants and employees.

         14. Entire Agreement. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof. This Agreement may not be modified except by a subsequent writing signed by each of the parties.

         15. Notices. Any notice or other communication required or permitted under this Agreement shall be deemed given on the day it is delivered in person, or on the third business day following the day in which it was mailed, by first class, registered, or certified mail, to the address of the party to receive the notice.

         16. Counterparts. This Agreement may be executed in counterparts.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

"Employee"                         /s/ Lee H. Stein
                               _______________________________________
                                   Lee H. Stein


"Company"                      First Virtual Holdings Incorporated


                               By: /s/ Philip Bane
                                  ____________________________________
                                   Philip Bane
                                   General Counsel

                                  APPENDIX "A"

                                  APPENDIX "B"
                      FIRST VIRTUAL HOLDINGS INCORPORATED

                           BASIC TERMS AND CONDITIONS
                     CONFIDENTIAL INFORMATION AND INVENTION
                              ASSIGNMENT AGREEMENT

As a condition of my employment with First Virtual Holdings Incorporated, its subsidiaries, affiliates, successors or assigns (together the "Company,") and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

1.        CONFIDENTIAL INFORMATION

                 (a) COMPANY INFORMATION. At all times during the term of my employment and thereafter, I will hold in strictest confidence, and will not use, except for the benefit of the Company, nor disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

                 (b) FORMER EMPLOYER INFORMATION. I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer.

                 (c) THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

2.        INVENTIONS.

                 (a) INVENTIONS RETAINED AND LICENSED. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as "Prior Inventions"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

                 (b) ASSIGNMENT OF INVENTIONS. I agree that I will make full written disclosure to the Company, and hereby assign to the Company, all my right, title, and interest in all inventions, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, during the period of time I am in the employ of the Company, except as provided in Section 2 (d) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

                 (c) PATENT AND COPYRIGHT REGISTRATION, I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, or other intellectual property rights relating thereto in any and all countries.
I further agree that my duties to assist the Company in these matters shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

                 (d) EXCEPTION TO ASSIGNMENTS. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B.) I will advise the Company promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on Exhibit A.

3. CONFLICTING EMPLOYMENT. I agree that, during the term of my employment with the Company, I will not accept any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company, except with the written consent of the Company.

4. RETURNING COMPANY DOCUMENTS. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns.

5. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

6.       SOLICITATION OF EMPLOYEES.  I agree that for a period of twenty four
(24) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit encourage or take away employees of the Company, either for myself or for any other person or entity.

7. CONFLICT OF INTEREST GUIDELINES. I agree to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit C hereto.

8. REPRESENTATIONS. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

9.       ARBITRATION AND EQUITABLE RELIEF.

                 ARBITRATION. I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in San Diego County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Company and I shall each pay one-half of the costs and expenses of such arbitration, and each of us shall separately pay our counsel fees and expenses.

10.      GENERAL PROVISIONS.

                 (a) GOVERNING LAW: CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by the laws of the State of California. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

                 (b) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

                 (c) SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

                 (d) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.


21 Oct 96                                          /s/  LEE H. STEIN
------------------------                         -----------------------------
Date                                               Lee H. Stein

                                   EXHIBIT A


                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP



                                                       Identifying Number
     Title                     Date                   or Brief Description
---------------           ---------------             --------------------
Grokology                      1991                   Alternate Lending Trustee

Fax Box                   Under development           Method to send faxes from
                                                      fax machine, Internet









_________ No inventions or improvements

_________ Additional Sheets Attached


Signature of Employee:  /s/  LEE H. STEIN
                       _______________________

Print Name of Employee: Lee H. Stein

Date: 21 Oct 96
     ---------------------

                                   EXHIBIT B
                       CALIFORNIA LABOR CODE SECTION 2870
                  EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS


         (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her on time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                 (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                 (2) Result from any work performed by the employee for the employer.

         (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."


Received:

/s/ LEE H. STEIN
------------------------------
Lee H. Stein

Date: 21 Oct 96
      ------------------------

                                 APPENDIX  "C"
                      FIRST VIRTUAL HOLDINGS INCORPORATED

                          VOICE-MAIL POLICY STATEMENT

         1. The Company may maintain as part of its technology platform a voice-mail system. This system is provided to assist in the conduct of business within the Company.

         2. Voice-mail and the data stored on it are and remain at all times the property of the Company. As such, all voice-mail messages created, sent, and received are and remain the property of the Company.

         3. The Company reserves the right to retrieve and read any message composed, sent, or received. Please note that even when a message is deleted, it is still possible to recreate the message; therefore, ultimate privacy of messages cannot be guaranteed to anyone.

         4. Although voice-mail may accommodate the use of passwords for security, the reliability of such for maintaining confidentiality cannot be guaranteed. You must assume that any and all messages may be listened to by someone other than the intended or designated recipient. Moreover, all passwords must be made available to the Company. The reason for this is simple. Your voice mail may need to be accessed by the Company when you are absent.

         5. All messages sent by voice-mail are considered to be confidential, and as such are to be accessed only by the addressed recipient or by direction of the addressed recipient. Any exception to this policy must be approved by the Executive Committee.

         6. Employees learning of any misuse of the voice-mail system or violations of this policy shall notify General Counsel or Director of Human Resources.

         7. Voice-mail messages may not contain material that may reasonably be considered offensive or disruptive to any employee. Offensive content would include, but not be limited to, sexual comments or images, racial slurs, gender-specific comments, or any comments that might offend someone on account of his or her age, sexual orientation, religious or political beliefs, national origin, or disability.


/s/ LEE H. STEIN
------------------------------
Lee H. Stein

Date: 21 Oct 96
      ------------------------

                      FIRST VIRTUAL HOLDINGS INCORPORATED

                            E-MAIL POLICY STATEMENT

         1. The Company maintains as part of its technology platform an e-mail system. This system is provided to assist in the conduct of business within the Company.

         2     All computers and the data stored on them are and remain at all times the property of the Company. As such, all e-mail messages composed, sent, and received are and remain the property of the Company.

         3     The Company reserves the right to retrieve and read any message composed, sent, or received. Please note that even when a message is erased, it is still possible to recreate the message; therefore, ultimate privacy of messages cannot be guaranteed to anyone.

         4. The Company reserves the right to retain any electronic message on the system.

         5. Although e-mail may accommodate the use of passwords for security, the reliability of such for maintaining confidentiality cannot be guaranteed. You must assume that any and all messages may be read by someone other than the intended or designated recipient. Moreover, all passwords must be made available to the Company. The reason for this is simple. Your e-mail may need to be accessed by the Company when you are absent.

         6. All messages sent by e-mail are considered to be confidential, and as such are to be read only by the addressed recipient or at the direction of the addressed recipient. Any exception to this policy must be approved by the Executive Committee.

         7. Employees learning of any misuse of the e-mail system or violations of this policy shall notify General Counsel or Director of Human Resources.

         8. E-mail messages may not contain material that may reasonably be considered offensive or disruptive to any employee. Offensive content would include, but not be limited to, sexual comments or images, racial slurs, gender-specific comments, or any comments that might offend someone on account of his or her age, sexual orientation, religious or political beliefs, national origin, or disability.




/s/  LEE H. STEIN
-----------------------------
Lee H. Stein

Date: 21 Oct 96
     ------------------------

                                   APPENDIX D

                      FIRST VIRTUAL HOLDINGS INCORPORATED
                        CONFLICT OF INTEREST GUIDELINES

         It is the policy of First Virtual Holdings Incorporated to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Employment, Confidential Information and Invention Assignment Agreement elaborates on this principle and is a binding agreement.)

2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

3. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

4. Initiating or approving any form of personal or social harassment of employees.

5. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

6.      Borrowing from or lending to employees, customers or suppliers.

7. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

8. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

9.      Making any unlawful agreement with distributors with respect to prices.

10. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity. Each officer, employee and independent contractor must take appropriate action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this Conflict of Interest Policy may result in discharge without warning.



/s/ LEE H. STEIN
------------------------------
Lee H. Stein

Date: 21 Oct 96
     -------------------------